Exhibit 99.1

ATI Announces Restructuring Actions to Further Streamline Flat Rolled Products Operations

  Continues process of creating a smaller, focused, agile, and profitable Flat Rolled Products segment
    $9 million of first quarter 2016 charges for salaried workforce reductions
    Over $30 million of annual savings from restructuring actions to begin in the third quarter 2016

PITTSBURGH--(BUSINESS WIRE)--April 18, 2016--Allegheny Technologies Incorporated (NYSE: ATI) today announced the next phase in the restructuring of its Flat Rolled Products (FRP) operations with the reduction of approximately one third of FRP’s salaried workforce through the elimination of over 250 positions. This workforce reduction will be completed by the end of the second quarter 2016. As a result of these actions, ATI will record a $9 million severance charge in first quarter 2016 results. These actions are expected to generate annualized cost savings benefits of over $30 million beginning in the third quarter 2016.

“Reducing our flat-rolled products business’ dependence on unprofitable commodity products is a difficult process,” said Rich Harshman, Chairman, President and CEO. “We believe in U.S. manufacturing. However, it is difficult for a U.S.-based company to compete in the global commodity markets, particularly when significant global overcapacity exists for products such as commodity stainless steel sheet and grain-oriented electrical steel (GOES). The restructuring and right-sizing actions we are taking, while painful for our employees and our company, are necessary to help secure the future of ATI Flat Rolled Products.

“We are in the process of creating a smaller, more agile, streamlined, cohesive, and efficient FRP business that will focus on products and markets with significant technical barriers to entry. As previously announced, our Midland, PA stainless steel facility has been idled to reduce our exposure to commodity stainless steel sheet. Our GOES operation will be idled this month. These actions improve ATI’s focus on differentiated flat-rolled products that serve growing global markets. The future restart of the idled operations depends on future business conditions and ATI’s ability to earn an acceptable return on invested capital on products manufactured at these operations.

“The reduction in FRP’s salaried workforce is another step in our journey to return the FRP business to profitability as quickly as possible, and to execute our strategy for sustainable long-term profitable growth. We expect the FRP business to be modestly profitable in the second half of 2016.”

Allegheny Technologies will provide live Internet listening access to its conference call with investors and analysts scheduled for Tuesday, April 26, 2016 at 8:30 a.m. ET. The conference call will be conducted after the Company’s planned release of first quarter 2016 results. The conference call will be broadcast, and accompanying presentation slides will be available, at www.ATImetals.com. To access the broadcast, go to the home page and select “Conference Call”. Replay of the conference call will be available on the ATI website.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

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Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $3.7 billion in 2015. ATI employees use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil & gas/chemical and hydrocarbon process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004
www.ATImetals.com